                                                                           EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS OF 2018

-	Q2 2018 total revenues of $220 million, net income of $50 million
-	Reaffirms full year 2018 financial forecast and operational goals

GAITHERSBURG, Md., August 2, 2018—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and six months ended June 30, 2018.

FINANCIAL HIGHLIGHTS
(in millions, except per share value)	Q2 2018 (unaudited)	Q2 2017 (unaudited)
Total Revenues	$220.2	$100.8
Net Income Net Income Per Diluted Share (1)	$50.1 0.98	$4.6 0.11
Adjusted Net Income (2) Adjusted Net Income Per Diluted Share (2)	$54.7 1.07	$6.6 0.13
EBITDA (2) EBITDA Per Diluted Share (2)	$79.0 1.54	$18.0 0.36

(in millions, except per share value)	6 Months 2018 (unaudited)	6 Months 2017 (unaudited)
Total Revenues	$338.0	$217.6
Net Income Net Income Per Diluted Share (1)	$45.2 $0.89	$15.1 0.35
Adjusted Net Income (2) Adjusted Net Income Per Diluted Share (2)	$53.1 1.04	$20.8 0.42
EBITDA (2) EBITDA Per Diluted Share (2)	$82.1 1.61	$43.4 0.87

Q2 2018 AND RECENT BUSINESS ACCOMPLISHMENTS
•
Completed Mutual Recognition Procedure for market authorization of BioThrax® (Anthrax Vaccine Adsorbed) in five Concerned Member States within the European Union – Italy, the Netherlands, Poland, the U.K. and France; to date, BioThrax has received market authorization in four of the five countries.

•
Initiated an investment of up to $50 million over the next three years in the Camden fill/finish facility located in Baltimore, an expansion project that will significantly enhance the capabilities of this key site within the Company's CDMO Business Unit.

•
Announced Framework Partnering Agreement under which the Company will provide technical and manufacturing support for the development and manufacture of a vaccine against Nipah virus in collaboration with Profectus BioSciences, Inc. and CEPI (Coalition for Epidemic Preparedness Innovations); under a separate agreement with Profectus, Emergent will retain the exclusive option to license and assume control of development activities for the Nipah virus vaccine from Profectus.

•
Initiated a Phase 1 clinical study of ZIKV-IG, the Company's anti-Zika virus immune globulin being developed as a therapeutic intervention against Zika virus disease; the candidate was granted Fast Track designation by the U.S. Food and Drug Administration in December 2017.

2018 FINANCIAL PERFORMANCE

(I) Quarter Ended June 30, 2018 (Unaudited)

Revenues

Total Revenues
For Q2 2018, total revenues were $220.2 million, an increase of 118% over 2017. Total revenues reflect a significant increase in product sales.

Product Sales
For Q2 2018, product sales were $180.1 million, an increase of 183% as compared to 2017. The increase is principally attributable to sales of BioThrax® and ACAM2000®, (Smallpox (Vaccinia) Vaccine Live) previously expected in the first quarter as well as continued sales of both products in the second quarter.

	Three Months Ended June 30,
(in millions) (unaudited)	2018	2017	% Change
Product Sales
BioThrax®	$77.6	$52.3	48%
Other	102.5	11.3	807%
Total Product Sales	$180.1	$63.6	183%

Contract Manufacturing
For Q2 2018, revenue from the Company's contract manufacturing operations was $23.6 million, an increase of 46% as compared to 2017. The increase primarily reflects manufacturing services at the Company's Canton site.

Contracts and Grants
For Q2 2018, revenue from the Company's development-based contracts and grants was $16.5 million, a decrease of 21% as compared to 2017. The decrease primarily reflects a reduction in R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q2 2018, cost of product sales and contract manufacturing was $89.2 million, an increase of 158% as compared to 2017. The increase was primarily attributable to the increase in product sales and contract manufacturing activities at the Company's Bayview and Canton facilities.

Research and Development (Gross and Net)
For Q2 2018, gross R&D expenses were $24.7 million, a decrease of 4% as compared to 2017. The decrease primarily reflects lower costs associated with contract development services.

For Q2 2018, net R&D expense (calculated as gross research and development expenses minus contracts and grants revenue) was $8.2 million, an increase of $3.4 million as compared to 2017, reflecting increased investment in development-stage programs not currently funded in whole or in part by third-party partners. These include costs associated with the Raxibacumab (Anthrax Monoclonal Antibody) technology transfer and the SIAN device, an intranasal antidote spray device for the treatment of known or suspected acute cyanide poisoning.

	Three Months Ended June 30,
(in millions) (unaudited)	2018	2017	% Change
Research and Development Expenses	$24.7	$25.8	(4%)
Adjustments:
- Contracts and grants revenue	$16.5	$21.0	(21%)
Net Research and Development Expenses	$8.2	$4.8	71%

Selling, General and Administrative
For Q2 2018, selling, general and administrative expenses were $39.5 million, an increase of 24% as compared to 2017, attributable primarily to increased professional services and compensation-related costs.

Income Taxes
For Q2 2018, the provision for income tax expense in the amount of $15.7 million includes a discrete benefit of $0.9 million primarily related to stock compensation activity resulting in an effective tax rate of 24%. Excluding the discrete benefit, the Q2 2018 effective tax rate was 25%.

Net Income & Adjusted Net Income
For Q2 2018, the Company recorded net income of $50.1 million, or $0.98 per diluted share, versus net income of $4.6 million, or $0.11 per diluted share, in 2017. (1).

For Q2 2018, the Company recorded adjusted net income of $54.7 million, or $1.07 per diluted share, versus adjusted net income of $6.6 million, or $0.13 per diluted share, in 2017. (1) (2)

(I) Six Months Ended June 30, 2018 (Unaudited)

Revenues

Total Revenues
For the six months of 2018, total revenues were $338.0 million, an increase of 55% over 2017. Total revenues reflect a significant increase in product sales.

Product Sales
For the six months of 2018, product sales were $255.8 million, an increase of 76% as compared to 2017. The increase is principally attributable to sales of ACAM2000® and Raxibacumab, both of which were acquired in Q4 2017.

	Six Months Ended June 30,
(in millions) (unaudited)	2018	2017	% Change
Product Sales
BioThrax®	$97.8	$96.1	2%
Other	158.0	49.4	220%
Total Product Sales	$255.8	$145.5	76%

Contract Manufacturing
For the six months of 2018, revenue from the Company's contract manufacturing operations was $49.8 million, an increase of 47% as compared to 2017. The increase primarily reflects the completion of a milestone related to the expansion of certain contract manufacturing capabilities at the Company's Lansing site and manufacturing services at the Company's Canton site.

Contracts and Grants
For the six months of 2018, revenue from the Company's development-based contracts and grants was $32.4 million, a decrease of 15% as compared to 2017. The decrease primarily reflects a reduction in revenue associated with the successful completion of multiple U.S. government development contracts, as well as reduced R&D activities related to certain ongoing funded development programs.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the six months of 2018, cost of product sales and contract manufacturing was $147.2 million, an increase of 82% as compared to 2017. The increase was primarily attributable to the increase in product sales and contract manufacturing activities at the Company's Bayview and Canton facilities.

Research and Development (Gross and Net)
For the six months of 2018, gross R&D expenses were $53.8 million, an increase of 16% as compared to 2017. The increase primarily reflects costs associated with contract development services, including the cost associated with the technology transfer of the Raxibacumab manufacturing process to the Company's Bayview manufacturing site in Baltimore.

For the six months of 2018, net R&D expense was $21.4 million, an increase of $13.5 million as compared to 2017, reflecting increased investment in countermeasure development programs not currently funded in whole or in part by third-party partners, notably costs associated with the Raxibacumab technology transfer and the SIAN device, an intranasal antidote spray device for the treatment of known or suspected acute cyanide poisoning.

	Six Months Ended June 30,
(in millions) (unaudited)	2018	2017	% Change
Research and Development Expenses	$53.8	$46.2	16%
Adjustments:
- Contracts and grants revenue	$32.4	$38.3	(15%)
Net Research and Development Expenses	$21.4	$7.9	171%

Selling, General and Administrative
For the six months of 2018, selling, general and administrative expenses were $79.7 million, an increase of 19% as compared to 2017, attributable primarily to increased professional services and compensation-related costs.

Income Taxes
For the six months of 2018, the provision for income tax expense in the amount of $11.2 million includes a discrete benefit of $3.2 million primarily related to stock compensation activity resulting in an effective tax rate of 20%. Excluding the discrete benefit, the six months of 2018 effective tax rate was 25%.

Net Income & Adjusted Net Income
For the six months of 2018, the Company recorded net income of $45.2 million, or $0.89 per diluted share, versus net income of $15.1 million, or $0.35 per diluted share, in 2017. (1)

For the six months of 2018, the Company recorded adjusted net income of $53.1 million, or $1.04 per diluted share, versus adjusted net income of $20.8 million, or $0.42 per diluted share, in 2017. (1) (2)

2018 FINANCIAL FORECAST & OPERATIONAL GOALS
The Company is reaffirming its full year 2018 financial performance forecast:
• Total Revenue	$715 million to $755 million
• Pre-Tax Income	$120 million to $140 million
• Net Income (3)	$95 million to $110 million
• Adjusted Net Income (2) (3)	$110 million to $125 million
• EBITDA (2) (3)	$175 million to $190 million

The Company is also reaffirming its full year 2018 operational goals:
•	Advance NuThrax development to enable Emergency Use Authorization filing with the FDA in 2018
•	Complete ACAM2000 deliveries; establish a multi-year follow-on contract with the U.S. government
•	Deliver Raxibacumab doses under current contract; advance technology transfer to the Company's Bayview facility in Baltimore, Maryland
•	Progress pipeline to have at least four product candidates in advanced development
•	Complete an acquisition that generates revenue within 12 months of closing

Q3 2018 FINANCIAL FORECAST
The Company forecast for Q3 2018 total revenue is $165 million to $190 million.

FOOTNOTES
(1)	See "Calculation of Diluted Earnings Per Share."
(2)	See "Reconciliation of Net Income to Adjusted Net Income and EBITDA" for a definition of terms and a reconciliation table.
(3)	Reflects an estimated tax rate that includes the expected effects of the United States Tax Cuts and Jobs Act of 2017 on the Company's 2018 income tax provision.

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, August 2, 2018, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 93342423
Live Webcast Information: Visit https://edge.media-server.com/m6/p/qdyuod7s for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally occurring public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "will," "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, acquisition strategy, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, product development and delivery timeline, and Emergency Use Authorization (EUA) and the timing of other regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the FDA within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to complete expected deliveries of BioThrax, ACAM2000 and Raxibacumab; our ability to establish a multi-year follow-on contract for ACAM2000; our ability to advance the technology transfer of Raxibacumab to the Company's Bayview facility; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability to successfully integrate and develop the products or product candidates, programs, operations and personnel of any entities, businesses or products that we may acquire; whether anticipated synergies and benefits from an acquisition or in-license will be realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; the outcome of the class action lawsuit filed against us and possible other future material legal proceedings; the success of our ongoing and planned development programs; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$190,237	$178,292
Restricted cash	1,043	1,043
Accounts receivable, net	189,489	143,653
Inventories	139,373	142,812
Income tax receivable, net	-	2,432
Prepaid expenses and other current assets	21,166	17,157
Total current assets	541,308	485,389

Property, plant and equipment, net	419,157	407,210
Intangible assets, net	111,773	119,597
Goodwill	49,130	49,130
Deferred tax assets, net	12,654	2,834
Other assets	4,869	6,046
Total assets	$1,138,891	$1,070,206
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,629	$41,751
Accrued expenses and other current liabilities	10,552	4,831
Accrued compensation	29,259	37,882
Contingent consideration, current portion	2,852	2,372
Income taxes payable, net	2,771	2,372
Deferred revenue, current portion	9,750	13,232
Total current liabilities	96,813	100,068
Contingent consideration, net of current portion	9,839	9,902
Long-term indebtedness	13,482	13,457
Income taxes payable	12,500	12,500
Deferred revenue, net of current portion	63,255	17,259
Other liabilities	4,656	4,675
Total liabilities	200,545	157,861
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both June 30, 2018 and December 31, 2017	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized, 51,231,814 shares issued and 50,014,528 shares outstanding at June 30, 2018; 50,619,808 shares issued and 49,405,365 shares outstanding at December 31, 2017	51	50
Treasury stock, at cost, 1,217,286 and 1,214,443 common shares at June 30, 2018 and December 31, 2017, respectively	(39,642)	(39,497)
Additional paid-in capital	632,569	618,416
Accumulated other comprehensive loss	(4,415)	(3,698)
Retained earnings	349,783	337,074
Total stockholders' equity	938,346	912,345
Total liabilities and stockholders' equity	$1,138,891	$1,070,206

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2018	2017
	(Unaudited)
Revenues:
Product sales	$180,075	$63,610
Contract manufacturing	23,613	16,160
Contracts and grants	16,512	21,002
Total revenues	220,200	100,772

Operating expenses:
Cost of product sales and contract manufacturing	89,173	34,624
Research and development	24,745	25,751
Selling, general and administrative	39,506	31,868
Income from operations	66,776	8,529

Other income (expense):
Interest income	306	583
Interest expense	(1,008)	(1,805)
Other expense, net	(253)	(586)
Total other expense, net	(955)	(1,808)

Income before provision for income taxes	65,821	6,721
Provision for income taxes	15,677	2,105
Net income	$50,144	$4,616

Net income per share - basic	$1.00	$0.11
Net income per share - diluted (1)	$0.98	$0.11

Weighted-average number of shares - basic	49,896,124	41,013,764
Weighted-average number of shares - diluted	51,162,909	50,078,594

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)
Revenues:
Product sales	$255,846	$145,579
Contract manufacturing	49,791	33,788
Contracts and grants	32,377	38,263
Total revenues	338,014	217,630

Operating expenses:
Cost of product sales and contract manufacturing	147,217	80,946
Research and development	53,796	46,227
Selling, general and administrative	79,710	67,018
Income from operations	57,291	23,439

Other income (expense):
Interest income	528	956
Interest expense	(1,242)	(3,743)
Other expense, net	(179)	(286)
Total other expense, net	(893)	(3,073)

Income before provision for income taxes	56,398	20,366
Provision for income taxes	11,162	5,265
Net income	$45,236	$15,101

Net income per share - basic	$0.91	$0.37
Net income per share - diluted (1)	$0.89	$0.35

Weighted-average number of shares - basic	49,738,980	40,871,540
Weighted-average number of shares - diluted	51,039,195	49,899,291

CALCULATION OF DILUTED EARNINGS PER SHARE
Net income per diluted share is computed using the "if-converted" method for both the three and six months ended June 30, 2017. Such a method only applies to results prior to November 14, 2017, the date the Company terminated conversion rights associated with the 2.875% Convertible Senior Notes due 2021 (the Notes). This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Notes. For both the three and six months ended June 30, 2018, net income per diluted share was calculated using the "treasury method." The following table details the adjustments made in this calculation.

	Three Months Ended June 30,
(in millions, except per share value)	2018	2017
Net Income	$50.1	$4.6
Adjustments:
+ Interest expense, net of tax	--	0.8
+ Amortization of debt issuance costs, net of tax	--	0.2
Net Income, adjusted ("if converted") Net Income Per Diluted Share, adjusted ("if converted")	$50.1 0.98	$5.6 0.11
Weighted Average Diluted Shares	51.2	50.1

	Six Months Ended June 30,
(in millions, except per share value)	2018	2017
Net Income	$45.2	$15.1
Adjustments:
+ Interest expense, net of tax	--	1.7
+ Amortization of debt issuance costs, net of tax	--	0.4
Net Income, adjusted ("if converted") Net Income Per Diluted Share, adjusted ("if converted")	$45.2 0.89	$17.2 0.35
Weighted Average Diluted Shares	51.0	49.9

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND EBITDA
This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)) that are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

	Three Months Ended June 30,
(in millions, except per share value)	2018	2017	Source
Net Income	$50.1	$4.6	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.4	1.1	SG&A
+ Non-cash amortization charges	4.0	1.9	COGS, SG&A, Other Income
+ Exit and disposal costs	0.4	0.1	SG&A
Tax effect	(1.2)	(1.1)
Total Adjustments:	4.6	2.0
Adjusted Net Income Adjusted Net Income Per Diluted Share	$54.7 1.07	$6.6 0.13

	Six Months Ended June 30,
(in millions, except per share value)	2018	2017	Source
Net Income	$45.2	$15.1	N/A
Adjustments:
+ Acquisition-related costs (transaction & integration)	1.6	1.7	SG&A
+ Non-cash amortization charges	8.0	3.9	COGS, SG&A, Other Income
+ Exit and disposal costs	0.4	1.5	SG&A
+ Impact of purchase accounting on inventory step-up	--	1.8	COGS
Tax effect	(2.1)	(3.1)
Total Adjustments:	7.9	5.7
Adjusted Net Income Adjusted Net Income Per Diluted Share	$53.1 1.04	$20.8 0.42

Reconciliation of Net Income to EBITDA (Unaudited)

	Three Months Ended June 30,
(in millions, except per share value)	2018	2017
Net Income	$50.1	$4.6
Adjustments:
+ Depreciation & Amortization	12.2	9.5
+ Provision for Income Taxes	15.7	2.1
+ Total Interest Expense	1.0	1.8
Total Adjustments	28.9	13.4
EBITDA EBITDA per Diluted Share	$79.0 1.54	$18.0 0.36

	Six Months Ended June 30,
(in millions, except per share value)	2018	2017
Net Income	$45.2	$15.1
Adjustments:
+ Depreciation & Amortization	24.5	19.3
+ Provision for Income Taxes	11.2	5.3
+ Total Interest Expense	1.2	3.7
Total Adjustments	36.9	28.3
EBITDA EBITDA per Diluted Share	$82.1 1.61	$43.4 0.87